UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2011
PepsiCo, Inc.
(Exact name of registrant as specified in charter)

North Carolina (State or other jurisdiction of incorporation)	1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of principal executive offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On May 4, 2011, the Board of Directors of PepsiCo, Inc. (“PepsiCo”) approved an amendment to the Restated Articles of Incorporation, effective upon filing with the Secretary of State in North Carolina on May 9, 2011, adding a new Section (13) to ARTICLE EIGHTH of the Restated Articles of Incorporation that reads as follows:
“Except as provided in Section (5) of this Article, each director shall be elected by a majority of the votes cast with respect to the director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of director nominees exceeds the numbers of directors to be elected, each director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the elections of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of votes cast ‘against’ that director.”
The foregoing description of the amendment to the Restated Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Restated Articles of Incorporation, as amended and restated, that are attached hereto as Exhibit 3.1 and incorporated by reference herein.
On May 4, 2011, the Board of Directors of PepsiCo approved an amendment to the By-Laws of PepsiCo effective as of May 9, 2011, which amendment deleted a reference to the plurality vote standard in uncontested elections of directors.
The foregoing description of the amendment to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
PepsiCo held its Annual Meeting of Shareholders on May 4, 2011. For more information on the following proposals, see the company’s proxy statement dated March 25, 2011, the relevant portions of which are incorporated herein by reference. Below are the final voting results.
(1)	The following 12 Persons were elected to serve as directors of PepsiCo:

				Broker
Nominee	For	Against	Abstain	Non-Votes
Shona L. Brown	1,052,118,858	28,239,570	4,635,303	237,856,967
Ian M. Cook	1,076,911,300	3,454,874	4,627,557	237,856,967
Dina Dublon	1,075,683,477	4,701,763	4,608,491	237,856,967
Victor J. Dzau, MD	1,032,014,967	47,696,736	5,282,028	237,856,967
Ray L. Hunt	1,045,447,381	34,755,079	4,791,271	237,856,967
Alberto Ibargüen	1,072,967,600	6,670,504	5,355,627	237,856,967
Arthur C. Martinez	1,000,878,147	79,414,168	4,701,416	237,856,967
Indra K. Nooyi	1,063,776,299	16,925,578	4,291,854	237,856,967
Sharon Percy Rockefeller	1,044,582,322	35,873,707	4,537,702	237,856,967
James J. Schiro	1,075,725,686	4,500,338	4,767,707	237,856,967
Lloyd G. Trotter	1,075,556,409	4,777,761	4,659,561	237,856,967
Daniel Vasella	1,052,018,655	28,799,141	4,175,935	237,856,967

(2)	Advisory Vote on Executive Compensation:

For	1,019,902,745
Against	48,675,746
Abstain	16,415,240
Broker Non-Votes	237,856,967
(3)	Advisory Vote Regarding Frequency of the Shareholder Advisory Vote on Executive Compensation:

1 Year	700,381,746
2 Years	13,018,447
3 Years	364,085,464
Abstain	7,508,074
Broker Non-Votes	237,856,967
     In light of the voting results with respect to the frequency of shareholder votes on executive compensation, PepsiCo’s Board of Directors has decided that PepsiCo will hold an annual advisory vote on the compensation of named executive officers. PepsiCo is required to hold an advisory vote on frequency at minimum every six years.
(4)	The shareholders ratified the appointment of KPMG as the Independent Registered Public Accounting Firm for the company:

For	1,305,721,639
Against	11,687,699
Abstain	5,441,360
(5)	The shareholders approved an amendment to the Restated Articles of Incorporation to implement the majority vote standard in uncontested elections of directors:

For	1,301,040,905
Against	13,579,307
Abstain	8,230,486
(6)	The shareholder proposal requesting the right to call special shareholder’s meetings was defeated:

For	486,988,403
Against	591,369,645
Abstain	6,635,683
Broker Non-Votes	237,856,967
(7)	The shareholder proposal requesting a political contributions report was defeated:

For	103,809,689
Against	843,262,581
Abstain	137,921,461
Broker Non-Votes	237,856,967

Item 8.01.	Other Events.
On May 3, 2011, the Board of Directors of PepsiCo declared a seven percent increase in the company’s annual dividend, from the current annual rate of $1.92 to $2.06 per share on PepsiCo common stock. The quarterly dividend of $0.515 is payable June 30, 2011, to shareholders of record on June 3, 2011. Attached as Exhibit 99.1 and incorporated by reference into this Item 8.01 is a copy of the press release issued by PepsiCo, Inc., dated May 4, 2011.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

3.1	Articles of Incorporation of PepsiCo, Inc., as amended and restated, effective as of May 9, 2011.
3.2	By-Laws of PepsiCo, Inc., as amended, effective as of May 9, 2011.
99.1	Press Release issued by PepsiCo, Inc., dated May 4, 2011.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: May 9, 2011	By:	/s/ Thomas H. Tamoney, Jr.
		Name:	Thomas H. Tamoney, Jr.
		Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of PepsiCo, Inc., as amended and restated, effective as of May 9, 2011.
3.2	By-Laws of PepsiCo, Inc., as amended effective as of May 9, 2011.
99.1	Press Release issued by PepsiCo, Inc., dated May 4, 2011.